CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this document of our report dated February 28, 2025 relating to the financial statements and financial highlights of TrueShares Structured Outcome (January) ETF, TrueShares Structured Outcome (February) ETF, TrueShares Structured Outcome (March) ETF, TrueShares Structured Outcome (April) ETF, TrueShares Structured Outcome (May) ETF, TrueShares Structured Outcome (June) ETF, TrueShares Structured Outcome (July) ETF, TrueShares Structured Outcome (August) ETF, TrueShares Structured Outcome (September) ETF, TrueShares Structured Outcome (October) ETF, TrueShares Structured Outcome (November) ETF, and TrueShares Structured Outcome (December) ETF, each a series of Listed Funds Trust, which are included in Form N-CSR for the year ended December 31, 2024, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” in “Q&A: Questions and Answers”, “The Proposal: To Approve an Agreement and Plan of Reorganization”, and “Comparison of Other Service Providers” in the Proxy Statement.

COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
April 14, 2025